UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 1, 2003

(Date of Report)

Equidyne Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-9922	04-2608713

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11300 Sorrento Valley Road, Suite 255, San Diego, California, 92121

(Address of principal executive offices)

(858) 587-7777

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Item 4. Change in Registrant’s Certifying Accountant.
EX-1

Item 4. Change in Registrant’s Certifying Accountant.

(a)	Previous independent accountant:

(1)	Effective March 1, 2003, the Registrant’s independent public accountants, King Griffin & Adamson P.C. merged with BDA&K Business Services, Inc. and formed a new entity, KBA Group LLP. Accordingly, on March 1, 2003, King Griffin & Adamson P.C. resigned to allow its successor entity KBA Group LLP to be engaged as the Registrant’s independent public accountants. The personnel that the Registrant has interfaced with at King Griffin & Adamson P.C. are now employees of KBA Group LLP.

(2)	The report issued by King Griffin & Adamson P.C. on the financial statements for the past fiscal year of the Registrant did not contain an adverse opinion nor a disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles.

(3)	The Registrant’s Audit Committee approved the decision to engage KBA Group LLP.

(4)	In connection with its audit for the most recent fiscal year and through February 28, 2003, there were no disagreements with King Griffin & Adamson P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of King Griffin & Adamson P.C., would have caused King Griffin & Adamson P.C. to make reference thereto in their report on the financial statements for such year or such interim periods.

(5)	The Registrant has requested that King Griffin & Adamson P.C. furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated March 6, 2003, is filed as Exhibit 1 to this Form 8-K.

(b)	New independent public accountants:

(1)	The Registrant’s Audit Committee approved the engagement of KBA Group LLP and the Registrant engaged KBA Group LLP as its new independent public accountants as of March 1, 2003. As KBA Group LLP is a successor entity to King Griffin & Adamson P.C. the section addressing consultation of the newly engaged independent public accountants is not applicable.

(2)	The Registrant has allowed KBA Group LLP to review this Form 8-K before it is filed with the Commission. King Griffin & Adamson P.C. has not furnished the Registrant with a clarification or disagreement with the information set forth herein.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2003

Equidyne Corporation

	By:	/s/ Mark C. Myers
	Name:	Mark C. Myers
	Title:	President